EXHIBIT 21.1
SUBSIDIARIES OF THE REGISTRANT

Name	Jurisdiction of Incorporation

Graham Vacuum and Heat Transfer Technology (Suzhou) Co. Ltd.	People’s Republic of China

Energy Steel and Supply Company	State of Michigan

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